UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On April 11, 2018, Richard J. Lim, a Class III director, voluntarily resigned from the Board of Directors (the “Board”) of Paratek Pharmaceuticals, Inc. (the “Company”), effective as of April 11, 2018. Mr. Lim’s resignation is not due to a disagreement with the Company, the Board or management on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On April 11, 2018, to fill the vacancy created by Mr. Lim’s resignation, the Board appointed Rolf K. Hoffmann to the Board, effective as of April 11, 2018. Mr. Hoffmann will be a Class III director and will hold office until the 2018 annual meeting of stockholders and until his successor is elected and qualified. The Board has not appointed Mr. Hoffmann to any Board committee at this time.

Mr. Hoffmann will receive compensation from the Company for his service as a director in accordance with the Company’s non-employee director compensation policy, including an annual director fee of $45,000. Additionally, pursuant to the Company’s non-employee director compensation policy and 2015 Equity Incentive Plan, Mr. Hoffmann will receive an initial grant on April 30, 2018 of (i) stock options to purchase 10,000 shares of the Company’s common stock and (ii) restricted stock units representing 15,000 shares of the Company’s common stock. Furthermore, it is expected that he will receive equity compensation in subsequent years pursuant to the non-employee director compensation policy, subject to his continued service as a director of the Board.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Hoffmann, which requires the Company to indemnify Mr. Hoffmann against certain liabilities that may arise in connection with his status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Mr. Hoffmann in connection with any proceeding relating to his status as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on March 9, 2016 and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Hoffmann and any other person pursuant to which Mr. Hoffmann was selected as a director. Prior to his appointment as director, the Company entered into a Consulting Agreement, dated June 1, 2017, with Mr. Hoffmann (the “Consulting Agreement”) for a term of one year, pursuant to which the Company agreed to pay Mr. Hoffmann $40,000 and reimburse pre-approved expenses in connection with the provision of consulting and advisory services by Mr. Hoffmann. Additionally, pursuant to the Consulting Agreement and the Company’s 2015 Equity Incentive Plan, the Company granted Mr. Hoffmann (i) stock options to purchase 12,000 shares of the Company’s common stock and (ii) restricted stock units representing 3,500 shares of the Company’s common stock.

A press release announcing Mr. Hoffmann’s appointment to the Board is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Paratek Pharmaceuticals, Inc. Press Release dated April 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: April 13, 2018	By:	/s/ William M. Haskel
William M. Haskel
Senior Vice President, General Counsel and Corporate Secretary